UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event report) August 11, 2005
CITIZENS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

KENTUCKY	0-20148	61-1187135
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12910 SHELBYVILLE ROAD
LOUISVILLE, KENTUCKY 40243
(Address of principal executive offices)

Registrant’s telephone number, including area code: (502) 244-2420

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On August 11, 2005, the Board of Directors of the Registrant approved the Citizens Financial Corporation Master Cash Bonus Performance Plan (the “Plan”) for executive officers and other key employees of the Registrant. The Plan principally provides for the administration of a cash bonus program; it does not itself grant any awards or contain specific award criteria or formulae. The Plan therefore permits the granting of various types of cash bonus awards. The Plan will be administered by a committee (the “Committee”) of at least three (3) directors who are not eligible to participate in the Plan. The Committee will select, subject to review and approval by the Board of Directors, the employees who may receive awards under the Plan and the terms and conditions (including the minimum and maximum amount payable, if any) of each such award. The Plan is attached hereto as Exhibit 10.24, and is incorporated by reference herein.

On August 11, 2005, the Committee approved an award to James H. Knox, representing the first award under the Plan. Mr. Knox shall serve as Vice President of Marketing for Group Dental Products of the Registrant and as Senior Vice President of Marketing for Group Dental Products of Citizens Security Life Insurance Company, a subsidiary of the Registrant, effective August 22, 2005. Under his award, Mr. Knox will be eligible to receive an annual cash bonus for each of calendar years 2006 and 2007 based on new group dental business obtained for Registrant, group dental business retained by Registrant, and/or reduced loss ratios on group dental business, with a guaranteed bonus for calendar year 2006 of not less than $70,000. A copy of Mr. Knox’s award is attached hereto as Exhibit 10.25, and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number    Description of Exhibit

10.24	Citizens Financial Corporation Master Cash Bonus Performance Plan dated August 11, 2005
10.25	Award to James H. Knox dated August 11, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Corporation
Registrant
Date: August 11, 2005

By: /s/ Len E. Schweitzer
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.24	Citizens Financial Corporation Master Cash Bonus Performance Plan dated August 11, 2005
10.25	Award to James H. Knox dated August 11, 2005